Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT

This Third Amendment, dated as of October 23, 2012 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of October 15, 2010 (as amended by the First Amendment dated as of May 6, 2011 and the Second Amendment dated as of June 30, 2011, as in effect the date of this Amendment, the “Credit Agreement”), is among First Solar, Inc., a Delaware corporation (the “Company”), the Borrowing Subsidiaries (as defined in the Credit Agreement, and together with the Company, the “Borrowers”), the various financial institutions and other persons from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as the administrative agent (in its capacity as the administrative agent, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;
WHEREAS, the Borrowers have requested that the Credit Agreement be amended in the manner set forth herein; and
WHEREAS, the Required Lenders are willing to agree to this Amendment on the terms, and subject to the conditions, set forth herein.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations set forth herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
2.    Amendments to the Credit Agreement. The Credit Agreement shall be amended as of the Third Amendment Effective Date (as defined below) as provided below.
(a)    Amendments to Section 1(Definitions). Section 1.1 of the Credit Agreement is hereby amended:
(i)by inserting the following definition in proper alphabetical order:

“Alternative Currency”: any currency (other than Euro, Canadian Dollars or British Pound Sterling) that has been designated by the Administrative Agent as an Alternative Currency at the request of the Company and with the consent of the applicable Issuing Lender.

“Agreed Currency”: as defined in Section 2.23.

“L/C Alternative Currency Sublimit”: $300,000,000. The L/C Alternative Currency Sublimit is part of, and not in addition to, the Total Revolving Commitments.

“Other Currency”: as defined in Section 2.23.

(ii)by deleting the definitions of “Dollar Equivalent” and “Calculation Date” in its entirety and replacing it with the following:

“Calculation Date”: (A) two Business Days prior to the last Business Day of each calendar month (or any other day selected by the Administrative Agent when an Event of Default has occurred and is continuing); provided, that the second Business Day preceding each Borrowing Date with respect to any Revolving Loan denominated in Euro and each issuance of any Letter of Credit denominated in a currency other than Dollars shall also be a “Calculation Date”; provided, further, that the second Business Day preceding each date on which any Interest Period in respect of a Revolving Loan denominated in Euro is continued shall also be a “Calculation Date” and (B) with respect to any Letter of Credit denominated in a currency other than Dollars, each of the following: (i) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount) and (ii) each date of any payment by the Issuing Lender of any Letter of Credit denominated in an Alternative Currency. The Administrative Agent will notify the Company of the applicable amounts recalculated on each Calculation Date.

“Dollar Equivalent”: on any date, with respect to any amount denominated in Euro, Canadian Dollars, British Pound Sterling or any Alternative Currency, the equivalent in Dollars that may be purchased with such currency at the Spot Exchange Rate (determined as of the most recent Calculation Date) with respect to such currency at such date.
(iii)    by amending the definition of “Spot Exchange Rate” by inserting the following proviso at the end of the first sentence:
provided, that with respect to any Alternative Currency, if at the time of any such determination, for any reason no such spot rate is being quoted, JPMorgan Chase Bank, N.A. may use reasonable methods it deems appropriate to determine such rate.

(b)    Amendments to Section 2 (Amounts and Terms of Revolving Commitments).

(i)Section 2.15(c) of the Credit Agreement is hereby amended by adding “, in Agreed Currency (with respect to Obligations owed to an Issuing Bank denominated in an Alternative Currency), in Dollars equal to the Dollar Equivalent (with respect to Obligations, if any, owed to a Lender denominated in an Alternative Currency)” immediately after the parenthetical following the reference to British Pound Sterling.

(ii)Section 2 of the Credit Agreement is hereby amended by adding the following new Section 2.23 (Currency Indemnity):

2.23     Currency Indemnity. Each Borrower shall, and shall cause the other Loan Parties to, make payment relative to any Obligation in the currency in which such Obligation was effected (the “Agreed Currency”). If any payment is received on account of any Obligation in any currency other than the Agreed Currency (the “Other Currency”) (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any collateral under the Security Documents or the liquidation of a Loan Party or otherwise), such payment shall constitute a discharge of the liability of the Loan Parties hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal banking procedures in the relevant jurisdiction and applicable law after deducting any costs of exchange. To the fullest extent permitted by applicable law, if the amount of the Other Currency received is insufficient to satisfy the obligation in the Agreed Currency in full, then the applicable Borrower shall on demand, and each Borrower hereby agrees to, indemnify the Lenders and the Agents from and against any loss or cost arising out of or in connection with such deficiency; provided that if the amount of the Agreed Currency so purchased is greater than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, voluntary prepayment, realization of collateral, liquidation of a Loan Party or otherwise, then the Agents or the Lenders, as the case may be, agree to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law). To the fullest extent permitted by applicable law, the foregoing indemnity and agreement by each party shall constitute an obligation separate and independent from all other obligations contained in this Agreement and shall give rise to a separate and independent cause of action.

(c)    Amendments to Section 3 (Letters of Credit).

(i)    Section 3.1(a) is hereby amended to read:

Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Company or any Borrowing Subsidiary on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment then in effect, (ii) 105% of the Dollar Equivalent of the L/C Obligations attributable to Letters of Credit denominated in Alternative Currencies would exceed the L/C Alternative Currency Sublimit then in effect or (iii) the sum of (x) 105% of the Dollar Equivalent of Letters of Credit denominated in Alternative Currencies plus (y) the Dollar Equivalent of the Revolving Extensions of Credit then outstanding other than Letters of Credit denominated in Alternative Currencies would exceed the Available Revolving Commitments. Each Letter of Credit shall (i) be denominated in Dollars, Canadian Dollars, Euro or British Pound Sterling, as the case may be, or, if agreed by the applicable Issuing Lender, any Alternative Currency and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit may provide for the renewal thereof for additional periods of up to one year (but in no event shall any such renewal extend beyond the date referred to in clause (y) above). The letters of credit identified on Schedule 3.1 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Closing Date for all purposes of this Agreement and the other Loan Documents.

(ii)    The fourth sentence of Section 3.2 is hereby amended to read:

A Letter of Credit shall be issued only if (and upon issuance of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the L/C Obligations shall not exceed the L/C Commitment, (ii) the L/C Obligations with respect to Letters of Credit denominated in Alternative Currencies shall not exceed the L/C Alternative Currency Sublimit and (iii) the amount of the Revolving Extensions of Credit shall not exceed the Total Revolving Commitments.

(iii)    Section 3.3(a) is hereby amended to read:

Each Borrower will pay a fee in Dollars on the Dollar Equivalent of all outstanding Letters of Credit (including Letters of Credit denominated in Alternative Currencies) issued for its account at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Loans, shared ratably among the Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, such Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee in Dollars in an amount agreed by the Company and such Issuing Lender on the undrawn and unexpired Dollar Equivalent amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each Fee Payment Date after the issuance date.

(iv)    Section 3.4(a) is hereby amended by (A) adding the words “in Dollars (other than with respect to amounts payable pursuant to Letters of Credit denominated in Euro, Canadian Dollars or British Pound Sterling, which for the avoidance of doubt, shall be payable in the respective currency in which such Letter of Credit is dominated) ” after the phrase “such L/C Participant shall pay” and (B) adding the words “of the Dollar Equivalent (other with respect to amounts payable pursuant to Letters of Credit denominated in Euro, Canadian Dollars or British Pound Sterling, which for the avoidance of doubt, shall be payable in the respective currency in which such Letter of Credit is dominated)” after the phrase “such L/C Participant's Revolving Percentage” in the second sentence thereof.

(v)    Section 3.5 is hereby amended by (A) replacing the first sentence thereof with the following:

If any draft is paid under any Letter of Credit, the applicable Borrower shall reimburse the applicable Issuing Lender for the amount of (a) the draft so paid in the currency in which such Letter of Credit was issued and (b) any Taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 2:00 P.M., Local Time, on (i) the Business Day such Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the next Business Day following the day that such Borrower receives notice of such draft.

and (B) adding the following text at the end of such section:

If, as a result of fluctuations in the exchange rate between the Dollar and any Alternative Currency, the amount of the L/C Obligations exceeds 105% of the L/C Commitment, then Company shall, or cause the applicable Borrower to, deposit, within three Business Days of demand by the Administrative Agent as cash collateral, an amount in Dollars equal to such excess. The obligation to deposit amounts shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit. If (1) any Borrower was required to provide an amount of cash collateral hereunder as a result of the L/C Obligations exceeding the L/C Commitment due to fluctuations in the exchange rate between the Dollar and the Canadian Dollar, Euro, British Pound Sterling or any applicable Alternative Currency, as the case may be, (2) the L/C Obligations no longer exceeds the L/C Commitment and (3) and the Borrower is not otherwise required to post cash collateral in respect of the Letters of Credit hereunder which has not been posted, then the amount of such excess shall be returned to such Borrower within five Business Days upon request of the Borrower.
(d)    Section 3.6 is hereby amended by replacing the second sentence thereof with the following:

Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or (iii) any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee, or (iv) subject to the following sentences, payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (v) subject to the following sentences, any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.

(e)    Amendments to Section 4.18 (Accuracy of Information, etc.). The last sentence of Section 4.18 of the Credit Agreement is hereby amended by adding a “(i)” before the word “contained” and adding “and (ii) delivered to the Administrative Agent pursuant to Section 6.2(g)” immediately after the word “above”.
(f)    Amendments to Section 6.2 (Certificates; Other Information). Section 6.2 of the Credit Agreement is hereby amended by deleting “and” at the end of Section 6.2(e) and adding the following new Section 6.2(g) immediately after Section 6.2(f):
(g)    (i) as soon as available and in any event no later than 90 days after the commencement of each fiscal year of the Company, detailed projections in a form customarily prepared by management of the Company for such fiscal year, which projections shall include (x) a projected year end consolidated balance sheet, income statement and statement of cash flows and (y) a statement of all the material assumptions on which such projections are based; and
(ii) as soon as available and in any event no later than 45 days after the end of the second quarterly period of each fiscal year, detailed projections in a form customarily prepared by management of the Company including (I) updated projections for such fiscal year and (II) projections for the next succeeding fiscal year, which projections shall include, in the case of each of (I) and (II) above, (x) a projected year end consolidated balance sheet, income statement and statement of cash flows and (y) a statement of all the material assumptions on which such projections are based.
(g)    Amendments to Section 10.5 (Payment of Expenses and Taxes). Section 10.5 of the Credit Agreement is hereby amended by adding “ each Issuing Lender,” immediately before the words “each Lender” where first used in clause (d) thereof.

3.    Conditions Precedent. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Company, the Administrative Agent and the Required Lenders, and (b) the Company shall have paid to each consenting Lender who has delivered to the Administrative Agent an executed counterpart of this Amendment prior to noon (New York City time) by October 19, 2012 a work fee of US$5,000.00.

4.    Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Company hereby represents and warrants to the Administrative Agent and each Lender that:
(a)    after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;
(b)    the Company has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by the Company, and this Amendment is the legal, valid and, upon satisfaction of the conditions in Section 3 of this Amendment, binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally and by principles of equity; and
(c)    at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
5.    Reference to and Effect on the Loan Documents. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.
6.    Counterparts. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Company, the Administrative Agent and the Required Lenders. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Administrative Agent.
7.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.12 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
8.    Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

FIRST SOLAR, INC.,
By:
/s/ David Brady
Name:David Brady
Title:VP, Corporate Treasurer

SIGNATURE PAGE TO THE
THIRD AMENDMENT TO THE
CREDIT AGREEMENT OF FIRST SOLAR, INC.

JPMORGAN CHASE BANK, N.A.
By:
/s/ Gregory T. Martin
Name:Gregory T. Martin
Vice President

CITIBANK NA
By:
/s/ Louis Esposito
Name:Louis Esposito
Director

THE ROYAL BANK OF SCOTLAND PLC - STAMFORD
By:
/s/ Tyler J McCarthy
Name:Tyler J McCarthy
Director

SOCIETE GENERALE
By:
/s/ Yao Wang
Name:Yao Wang
Director

MORGAN STANLEY BANK, N.A.
By:
/s/ John Durland
Name: John Durland
Authorized Signatory

SIGNATURE PAGE TO THE
THIRD AMENDMENT TO THE
CREDIT AGREEMENT OF FIRST SOLAR, INC.

CREDIT AGRICOLE COPORATE AND INVESTMENTBANK
By:
/s/ Blake Wright
Name: Blake Wright
Managing Director

/s/ James Austin
Name: James Austin
Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By:
/s/ Ari Bruger
Name: Ari Bruger
Vice President

/s/ Alex Verdone
Name: Alex Verdone
Associate

ROYAL BANK OF CANADA
By:
/s/ Frank Lambrinos
Name: Frank Lambrinos
Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
/s/ Lenard Weiner
Name: Lenard Weiner
Senior Vice President

SIGNATURE PAGE TO THE
THIRD AMENDMENT TO THE
CREDIT AGREEMENT OF FIRST SOLAR, INC.

BANK OF AMERICA, N.A.
By:
/s/ David R. Barney
Name: David R. Barney
Senior Vice President

GOLDMAN SACHS BANK (EUROPE), PLC
By:
/s/ Kate Dawson
Name: Kate Dawson
Authorized Signatory

HSBC BANK USA NATIONAL ASSOCIATION
By:
/s/ Steven F Larsen
Name: Steven F Larson
Vice President

DEUTSCHE BANK AG NEW YORK BRANCH
By:
/s/ Ming K. Chu
Name: Ming K. Chu
Vice President

/s/ Virgina Cosenza
Name: Virginia Cosenza
Vice President